As filed with the Securities and Exchange Commission on October 17, 2018

 Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-10

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

POET TECHNOLOGIES INC.

(Exact name of Registrant as specified in its charter)

Province of Ontario, Canada	3674
(Province or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number (if applicable))

120 Eglinton Avenue East, Ste. 1107

Toronto, Ontario

M4P 1E2, Canada

(Address and telephone number of Registrant’s principal executive offices)

CT Corporation System

111 Eighth Avenue

New York, New York 10011

(212) 894-8940

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Katten Muchin Rosenman LLP 525 W. Monroe Street Chicago, IL 60661-3693 Attn: Mark D. Wood Farzad F. Damania (312) 902-5200	Bennett Jones LLP 3400 One First Canadian Place P.O. Box 130 Toronto, Ontario M5X 1A4, Canada Attn: James Clare (416) 777-6245

Approximate date of commencement of proposed sale of the securities to public:

From time to time after the effective date of this Registration Statement.

Province of Ontario, Canada

(Principal jurisdiction regulating this offering (if applicable))

It is proposed that this filing shall become effective (check appropriate box below):

A.	☐	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	☒	at some future date (check appropriate box below)

1.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).

2.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).

3.	☒	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box.  ☒

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CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Common Shares (no par value)
Debt Securities
Convertible Securities
Subscription Receipts
Warrants
Rights
Units
Total	US$ 21,041,273	(2)	US$21,041,273	US$2,550.20

(1)	There are being registered under this Registration Statement such indeterminate number of common shares, debt securities, convertible securities, subscription receipts, warrants, rights and units of the Registrant as shall have an aggregate initial offering price not to exceed US$50,000,000 (or its equivalent thereof in Canadian dollars). The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(3)	The prospectus contained herein relates to an aggregate of US$50,000,000 of securities, including, pursuant to Rule 429 under the Securities Act, US$28,958,727 of unsold securities that were previously registered under the Registrant's Registration Statement on Form F-10 (File No. 333-213422), initially filed on September 1, 2016 (including common shares issuable upon exercise of warrants covered by the Registrant’s Prospectus Supplement dated October 31, 2016). Any securities registered under this Registration Statement may be sold separately or as units with, or upon exercise, exchange or conversion of, other previously registered securities or other securities registered under this Registration Statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act of 1933 or such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

Pursuant to Rule 429 under the Securities Act, the prospectus contained in this Registration Statement also relates to Registration Statement 333-213422.

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PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

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Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from POET Technologies Inc. at 120 Eglinton Avenue East, Suite 1107, Toronto, ON M4P 1E2 (telephone: (416) 368-9411), and are also available electronically at www.sedar.com.

Preliminary Short Form Base Shelf Prospectus

New Issue	October 15, 2018

POET Technologies Inc.
US$50,000,000

Common Shares
Debt Securities
Convertible Securities
Subscription Receipts
Warrants
Rights
Units

POET Technologies Inc. (the "Corporation" or "POET") may, from time to time, offer and issue common shares ("Common Shares"), debt securities ("Debt Securities"), securities convertible into or exchangeable for Common Shares and/or other securities ("Convertible Securities"), subscription receipts, each of which, once purchased, entitle the holder to receive upon satisfaction of certain release conditions, and for no additional consideration, one or more Common Shares or a combination of Common Shares and Warrants ("Subscription Receipts"), warrants to purchase Common Shares and/or warrants to purchase Debt Securities (together, "Warrants"), rights exercisable to acquire, or convertible into, Common Shares and/or other securities ("Rights"), and units comprised of a combination of any of the above ("Units" and, together with all of the foregoing, "Securities") in an aggregate initial offering price of up to US$50,000,000 (or the equivalent thereof in other currencies based on the applicable exchange rate at the time of the offering) during the 25 month period that this short form prospectus (the "Prospectus"), including any amendments hereto, remains in effect. Securities may be offered for sale separately or in combination with one or more other Securities, in amounts, at prices and on such terms as the Corporation may determine from time to time depending upon its financing requirements, prevailing market conditions at the time of sale and other factors.

Any offering made pursuant to this Prospectus is made by a Canadian issuer that is permitted, under a multijurisdictional disclosure system adopted by the United States and Canada, to prepare this Prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States. Financial statements included or incorporated herein, have been prepared in accordance with International Financial Reporting Standards, as issued by the International Accounting Standards Board, and are subject to Canadian auditing and auditor independence standards, and thus may not be comparable to financial statements of United States companies.

The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that the Corporation is incorporated or organized under the laws of Canada, that some of its officers and directors are residents of Canada, that some or all of the underwriters or experts that may be named in the Registration Statement (as defined below) may be residents of Canada, and that all or a substantial portion of the assets of the Corporation and said persons may be located outside the United States.

These securities have not been approved or disapproved by the United States Securities and Exchange Commission (the "SEC") nor any state securities commission or regulatory authority nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

The specific terms of any offering of Securities will be set forth in an applicable Prospectus Supplement (a "Prospectus Supplement") and may include, where applicable: (i) in the case of Common Shares, the number of Common Shares offered and the issue price; (ii) in the case of Debt Securities, the specific designation, aggregate principal amount, the maturity, interest provisions, authorized denominations, offering price, covenants, events of default, any terms for redemption or retraction, any exchange or conversion terms and any other terms specific to the Debt Securities being offered; (iii) in the case of Convertible Securities, the number of Convertible Securities offered, the offering price, the procedures for the conversion or exchange of such Convertible Securities into or for Common Shares and/or other Securities and any other specific terms; (iv) in the case of Rights, the designation, number and terms of the Common Shares, Warrants, Debt Securities or Convertible Securities purchasable upon exercise of the Rights, any procedures that will result in the adjustment of these numbers, the date of determining the shareholders entitled to the Rights distribution, the exercise price, the dates and periods of exercise and any other terms specific to the Rights being offered; (v) in the case of Warrants, the designation, number and terms of the Common Shares or Debt Securities issuable upon exercise of the Warrants, any procedures that will result in the adjustment of these numbers, the exercise price, dates and periods of exercise and any other specific terms; and (vi) in the case of Units, the designation, number and terms of the Common Shares, Warrants, Debt Securities or Convertible Securities forming part of the Units, any procedures that will result in the adjustment of these numbers, the exercise price, the dates and periods of exercise, the currency in which the Units are issued and any other terms specific to the Units being offered. A Prospectus Supplement may include specific variable terms pertaining to the Securities that are not within the parameters described in this Prospectus.

All shelf information permitted under applicable laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to prospective purchasers together with this Prospectus. Each Prospectus Supplement will be deemed to be incorporated by reference into this Prospectus as of the date of the Prospectus Supplement and only for the purposes of the offering of Securities to which the Prospectus Supplement pertains.

This Prospectus constitutes a public offering of Securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such Securities. The Corporation may sell Securities to or through underwriters or dealers designated by the Corporation from time to time and may also sell Securities directly to purchasers pursuant to applicable statutory exemptions or through agents. Underwriters, dealers or agents with respect to the Securities sold to or through underwriters, dealers or agents will be named in the Prospectus Supplement relating to that particular offering of Securities. The Prospectus Supplement relating to a particular offering of Securities will also set forth the terms of the offering of Securities including, to the extent applicable, any fees, discount or other remuneration payable to the underwriters, dealers or agents in connection with the offering, the method of distribution of the Securities, the initial issue price (in the event the offering is a fixed price distribution), the manner of determining the issue price(s) (in the event the offering is a non-fixed price distribution), the proceeds that the Corporation will receive and any other material terms of the plan of distribution. Securities may be sold from time to time in one or more transactions at a fixed price or prices or at non- fixed prices. If offered on a non-fixed price basis, Securities may be offered at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices to be negotiated with purchasers at the time of sale, which prices may vary as between purchasers and during the period of distribution of the Securities.

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No underwriter, dealer or agent has been involved in the preparation of this short form Prospectus or performed any review of the contents of this short form Prospectus. See "Plan of Distribution".

Subject to applicable securities legislation and except as set out in a Prospectus Supplement relating to a particular offering of Securities, in connection with any offering of Securities under this short form Prospectus, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. These transactions, if commenced, may be interrupted or discontinued at any time. See "Plan of Distribution".

This Prospectus, together with an applicable Prospectus Supplement, qualifies the issuance of Debt Securities. The Corporation has no long-term debt as of the date hereof and had no long-term debt as of December 31, 2017 and March 31, 2018. Though the Corporation has no long-term debt to service, the Corporation also has limited financial resources and negative cash flow. As a result of the foregoing, the earnings coverage ratios for the year ended December 31, 2018 and the twelve-month period ended June 30, 2018 are less than one-to-one. Earnings coverage is calculated by dividing an entity’s profit or loss by its borrowing costs and dividend obligations.

The Corporation's issued and outstanding Common Shares are listed on the TSX Venture Exchange ("TSXV") under the symbol "PTK" and quoted for trading on the OTCQX under the symbol "POETF". The closing price of the Common Shares on the TSXV and on the OTCQX on October 12, 2018, the last trading day prior to the date of this Prospectus, was CAD$0.35 and US$0.2625, respectively.

Any offering of Securities other than Common Shares will be a new issue of securities with no established trading market. Unless otherwise specified in the applicable Prospectus Supplement, the Securities will not be listed on any securities exchange. Unless otherwise specified in the applicable Prospectus Supplement, there is no market through which the Securities other than Common Shares may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus or any Prospectus Supplement. This may affect the pricing of the Securities in the secondary market (if any), the transparency and availability of trading prices, the liquidity of the Securities, and the extent of issuer regulation. A prospective investor should be aware that the purchase of Securities may have tax consequences both in Canada and the United States. Prospective investors should read the tax discussion, if any, in the applicable Prospectus Supplement and consult with an independent tax advisor. See "Risk Factors".

Messrs. David E. Lazovsky, Jean-Louis Malinge, Suresh Venkatesan, Mohandas Warrior and Don Listwin are each directors of the Corporation that reside outside of Canada. Each of the foregoing has appointed Bennett Jones LLP as agents for service of process at 3400 One First Canadian Place, PO Box 130, Toronto, Ontario M5X 1A4. Prospective investors are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person who resides outside of Canada, even if the party has appointed an agent for service of process.

Investors should rely only on the information contained or incorporated by reference in the Prospectus and any applicable Prospectus Supplement. The Corporation has not authorized anyone to provide investors with different or additional information. If anyone provides investors with different or additional information, investors should not rely on it. The Corporation is not making an offer to sell or seeking an offer to buy Securities in any jurisdiction where the offer or sale is not permitted. Investors should assume that the information contained in the Prospectus and any applicable Prospectus Supplement is accurate only as at the date on the front of those documents and that information contained in any document incorporated by reference is accurate only as at the date of that document, regardless of the time of delivery of the Prospectus and any applicable Prospectus Supplement or of any sale of the Corporation’s securities. The Corporation’s business, financial condition, results of operations and prospects may have changed since those dates.

Market data and certain industry forecasts used in the Prospectus and any applicable Prospectus Supplement and the documents incorporated by reference in the Prospectus and any applicable Prospectus Supplement were obtained from market research, publicly available information, and/or industry publications. The Corporation believes that these sources are generally reliable, but the accuracy and completeness of this information is not guaranteed. The Corporation has not independently verified this information, and the Corporation does not make any representation as to the accuracy of this information.

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The head office of the Corporation is Suite 1107, 120 Eglinton Avenue East, Toronto, Ontario M4P 1E2.

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INTERPRETATION

In this Prospectus, unless otherwise indicated or the context otherwise requires, the terms "POET", the "Corporation", the "Issuer", "we", "us" and "our" are used to refer to POET Technologies Inc. and its subsidiaries.

The address of the Corporation’s website is http://www.poet-technologies.com. Information contained on POET's website does not form part of this Prospectus nor is it incorporated by reference herein. Prospective investors should rely only on the information contained or incorporated by reference in this Prospectus and any applicable Prospectus Supplement. The Corporation has not authorized any person to provide different information.

Unless otherwise indicated, all dollar amounts in this Prospectus are expressed in United States dollars. Canadian dollars are stated as "CAD$". On October 12, 2018, the last business day before the date of this Prospectus, the daily exchange rate as quoted by the Bank of Canada was CAD$1.00 = US$0.7674.

The Securities being offered for sale under this Prospectus may only be sold in those jurisdictions in which offers and sales of the Securities are permitted. This Prospectus is not an offer to sell or a solicitation of an offer to buy the Securities in any jurisdiction where it is unlawful. The information contained in this Prospectus is accurate only as at the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of the Securities.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This Prospectus contains forward-looking statements and forward-looking information within the meaning of U.S. and Canadian securities laws. Forward-looking statements and information can generally be identified by the use of forward-looking terminology or words, such as, "continues", "with a view to", "is designed to", "pending", "predict", "potential", "plans", "expects", "anticipates", "believes", "intends", "estimates", "projects", and similar expressions or variations thereon, or statements that events, conditions or results "can", "might", "will", "shall", "may", "must", "would", "could", or "should" occur or be achieved and similar expressions in connection with any discussion, expectation, or projection of future operating or financial performance, events or trends. Forward-looking statements and forward-looking information are based on management’s current expectations and assumptions, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict.

The forward-looking statements and information in this Prospectus are subject to various risks and uncertainties, including those described under the heading "Risk Factors" as well as under the heading "Risk Factors" in the Corporation's AIF (as defined herein), many of which are difficult to predict and generally beyond the control of the Corporation, including without limitation risks:

•	associated with the Corporation's limited operating history;

•	associated with the Corporation's need for additional financing, which may not be available on acceptable terms or at all;

•	that the Corporation will not be able to compete in the highly competitive semiconductor market;

•	that the Corporation's objectives will not be met within the time lines the Corporation expects or at all;

•	associated with research and development;

•	associated with the integration of recently acquired businesses;

•	associated with successfully protecting patents and trademarks and other intellectual property;

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•	concerning the need to control costs and the possibility of unanticipated expenses;

•	associated with manufacturing and development;

•	that the trading price of the Common Shares of the Corporation will be volatile; and

•	that shareholders' interests will be diluted through future stock offerings or options and warrant exercises.

For all of the reasons set forth above, investors should not place undue reliance on forward-looking statements. Other than any obligation to disclose material information under applicable securities laws or otherwise as may be required by law, the Corporation undertakes no obligation to revise or update any forward-looking statements after the date hereof.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with the securities commissions or similar authorities in each of the provinces of British Columbia, Alberta, Ontario and Quebec and filed with, or furnished to, the SEC. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of the Corporation at its head office at Suite 1107, 120 Eglinton Avenue East, Toronto, Ontario M4P 1E2, and are also available electronically in Canada through the System for Electronic Document Analysis and Retrieval ("SEDAR") at www.sedar.com or in the United States through EDGAR at the website of the SEC at www.sec.gov. The filings of the Corporation through SEDAR and EDGAR are not incorporated by reference in this Prospectus except as specifically set out herein.

The following documents of the Corporation, filed by the Corporation with the securities commissions or similar authority in each of the provinces of British Columbia, Alberta, Ontario and Quebec are specifically incorporated by reference in this short form Prospectus:

(a)	annual information form for the year ended December 31, 2017 on United States Securities and Exchange Commission Form 20-F, dated April 27, 2018 (the "AIF");

(b)	management information circular dated May 7, 2018 relating to the annual meeting of shareholders held on July 21, 2018;

(c)	consolidated audited financial statements for the years ended December 31, 2017, 2016 and 2015, together with the auditors' report thereon;

(d)	management's discussion and analysis for the year ended December 31, 2017;

(e)	interim consolidated financial statements for the six months ended June 30, 2018;

(f)	management's discussion and analysis for the six months ended June 30, 2018;

(g)	material change report dated March 21, 2018 concerning the entering into of an underwriting agreement with Cormark Securities Inc. on March 12, 2018 and the closing of a "bought deal" offering of units of the Corporation for total gross proceeds of CAD$13,799,885 on March 21, 2018;

(h)	material change report dated April 6, 2018 concerning the addition of Peter Charbonneau as a director of the Corporation and member of the Audit Committee as well as the granting of incentive stock options to him and certain members of the management team;

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provided that these documents are not incorporated by reference to the extent their contents are modified or superseded by a statement contained in this short form Prospectus or in any other subsequently filed document that is also incorporated by reference in this short form Prospectus. To the extent that any document or information incorporated by reference into this Prospectus is included in a report that is filed with or furnished to the SEC pursuant to the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), such document or information shall also be deemed to be incorporated by reference as an exhibit to the Registration Statement (in the case of a report on Form 6-K, if and to the extent expressly provided in such report).

Any documents of the type described in section 11.1 of Form 44-101F1 - Short Form Prospectus, if filed by the Corporation after the date of this short form Prospectus and before the termination of the distribution, are deemed to be incorporated by reference in this short form Prospectus.

In addition, to the extent that any document or information incorporated by reference into this Prospectus is included in any report filed with or furnished to the SEC pursuant to the Exchange Act after the date of this Prospectus, such document or information shall be deemed to be incorporated by reference as an exhibit to the Registration Statement of which this Prospectus forms a part (in the case of documents or information deemed furnished on Form 6-K or Form 8-K, only to the extent specifically stated therein).

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this short form Prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or is deemed to be incorporated by reference herein, modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement will not be deemed an admission for any purpose that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this short form Prospectus.

A Prospectus Supplement containing the specific terms of an offering of Securities will be delivered to purchasers of such Securities together with this Prospectus and will be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement, but only for the purposes of the offering of Securities covered by that Prospectus Supplement.

Upon a new annual information form and related annual financial statements being filed by us with, and where required, accepted by, the applicable securities regulatory authority during the currency of this Prospectus, the previous annual information form, the previous annual financial statements and all interim financial statements, material change reports and information circulars and all Prospectus Supplements filed prior to the commencement of the Company’s financial year in which a new annual information form is filed shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities hereunder.

All information permitted by National Instrument 44-102 – Shelf Distributions to be omitted from this base shelf Prospectus will be contained in one or more shelf Prospectus Supplements that will be delivered to purchasers together with this base shelf Prospectus. Each shelf Prospectus Supplement will be incorporated by reference into this base shelf Prospectus for the purposes of securities legislation as of the date of the shelf Prospectus Supplement and only for the purposes of the distribution of the securities to which the shelf Prospectus Supplement pertains.

In addition, certain "marketing materials" (as defined in National Instrument 41-101 – General Prospectus Requirements ("NI 41-101")) may be used in connection with a distribution of Securities. Any "template version" (as defined in NI 41-101) of any marketing materials filed after the date of a Prospectus Supplement and before the termination of the distribution of the Securities offered pursuant to such Prospectus Supplement (together with this short form Prospectus) will be deemed to be incorporated by reference in such Prospectus Supplement for the purposes of the distribution of Securities to which the Prospectus Supplement pertains.

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DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been, or will be, filed with the SEC as part of the Registration Statement, of which this Prospectus forms a part: (1) the documents listed under "Documents Incorporated by Reference"; (2) the consent of Marcum LLP; (3) powers of attorney from certain of the Corporation’s directors and officers; and (4) the form of indenture relating to the Debt Securities.

AVAILABLE INFORMATION

The Corporation is subject to the informational requirements of the Exchange Act and applicable Canadian requirements and, in accordance therewith, files reports and other information with the SEC and with securities regulatory authorities in Canada. Under the multijurisdictional disclosure system adopted by the United States and Canada, such reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. As a foreign private issuer, the Corporation is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and the Corporation’s officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. Reports and other information filed by the Corporation with, or furnished to, the SEC may be inspected and copied at the public reference facilities maintained by the SEC in the SEC’s public reference room at 100 F Street, N.E., Washington, D.C., 20549 by paying a fee. Prospective investors may call the SEC at 1-800-SEC-0330 or access its website at www.sec.gov for further information regarding the public reference facilities. The SEC also maintains a website that contains reports and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

The Corporation has filed with the SEC a registration statement on Form F-10 (the "Registration Statement") under the U.S. Securities Act with respect to the Securities. This Prospectus, including the documents incorporated by reference herein, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are contained in the exhibits to the Registration Statement as permitted by the rules and regulations of the SEC. For further information with respect to the Corporation and the Securities, reference is made to the Registration Statement and the exhibits thereto. Statements contained in this Prospectus, including the documents incorporated by reference herein, as to the contents of certain documents are not necessarily complete and, in each instance, reference is made to the copy of the document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference. The Registration Statement can be found on EDGAR at the SEC’s website: www.sec.gov.

POET TECHNOLOGIES INC.

The legal and commercial name of the Corporation is POET Technologies Inc. The Corporation was originally incorporated under the Corporation Act (British Columbia) on February 9, 1972 as Tandem Resources Ltd. On November 14, 1985, Tandem Resources Ltd. amalgamated with Stanmar Resources Ltd. and Keezic Resources Ltd., to continue as one company under the name Tandem Resources Ltd. under the Corporation Act (British Columbia). By Articles of Continuance dated January 3, 1997, Tandem Resources Ltd. was continued under the Business Corporations Act (Ontario) ("OBCA"). By Articles of Amendment dated September 26, 2006, Tandem Resources Ltd. changed its name to OPEL International Inc. By Certificate of Continuance dated January 30, 2007, OPEL International Inc. was continued under the New Brunswick Business Corporations Act. By Articles of Continuance dated November 30, 2010, OPEL International Inc. was continued under the OBCA and changed its name to OPEL Solar International Inc. By Articles of Amendment dated August 25, 2011, OPEL Solar International Inc. changed its name to OPEL Technologies Inc. By Articles of Amendment dated July 23, 2013, OPEL Technologies Inc. changed its name to POET Technologies Inc. Today, the Corporation is an Ontario-based corporation governed by the OBCA.

The Corporation is a reporting issuer in each of the provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Quebec, New Brunswick, Nova Scotia, Prince Edward Island and Newfoundland.

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The Corporation designs, develops, manufactures and sells both discrete and integrated opto-electronic solutions for the sensing, data communications and telecommunications markets. In addition to manufacturing a range of Indium Phosphide (InP)-based light sources, POET has developed and is marketing its proprietary POET Optical Interposer™ platform. The POET Optical Interposer utilizes a novel dielectric waveguide technology that allows the integration of electronic and photonic devices into a single multi-chip module. The integration of devices into a single package is achieved by applying advanced wafer-level semiconductor manufacturing techniques and novel packaging methods developed by POET. POET’s “photonics in a package” eliminates costly components, assembly and testing methods employed in conventional photonics solutions. In addition to lowering costs compared to conventional devices, POET’s Optical Interposer provides a flexible and scalable platform for a variety of photonics applications ranging from data centers to consumer products.

RECENT DEVELOPMENTS

On July 17, 2017, the Corporation announced that that its Narrow Linewidth Laser products have demonstrated industry-leading performance with "super-wide" tunability for high resolution sensing applications, such as gas & chemical sensing, coherent communication, meteorological sensing and atmospheric LIDAR; additional developments, including the incorporation of dielectric waveguides and wafer-level packaging is expected to accelerate growth in the sensing product line in 2018 and beyond. The Corporation also announced that technical challenges related to the manufacturability of the monolithic GaAs platform, have delayed POET’s development of a Gallium Arsenide (GaAs)-based optical engine. The additional development time and cost associated with the GaAs platform will require the Corporation to secure a strategic partner in order to develop and commercialize this platform.

On September 5, 2017, the Corporation announced the appointment of Jean-Louis Malinge to the Board of Directors, who assumed the vacancy left by the resignation of Ajit Manocha. Mr. Malinge serves as partner with ARCH Venture Partners, an early-stage venture capital firm with nearly $2 billion under management. Additionally, he also serves as a managing director for YADAIS, a leading consulting firm in the photonics and telecommunications industries, and is a board member of EGIDE SA, which designs, manufactures and sells hermetic packages for the protection and interconnection of several types of electronic and photonic chips. Mr. Manocha resigned to pursue a new position as president and CEO of SEMI, a global industry organization serving the electronics manufacturing supply chain.

On September 5, 2017, the Corporation's wholly-owned subsidiary DenseLight Semiconductors ("DenseLight") announced that it planned to commence sampling high-power, continuous wave 1310nm distributed feedback (DFB) lasers for 100G silicon photonics applications. The high-power continuous wave 1310nm DFBs are expected to generate peak power levels of 60mW across temperature, which is required for today's 100G Silicon Photonics applications.

On September 6, 2017, DenseLight announced that it had begun sampling Avalanche Photodiodes (APD) and PIN Photodiodes (PIN) for the 10G Datacom and Telecom markets. In addition, DenseLight has also begun sampling its Monitor Photodiode (MPD) arrays for applications in 100G Datacom applications. DenseLight's arrays are expected to provide a cost competitive alternative to current offerings, while meeting the performance needs of customers deploying systems in these markets.

On September 7, 2017, DenseLight announced its introduction of a suite of specialized external cavity narrow linewidth (NLW) laser products. DenseLight's NLW lasers are assembled in integrated laser modules (ILM) and provide feature rich extensions to the existing BF series ILMs. The new family will feature laser sources with lower Relative Intensity Noise (RIN) relative to current offerings and at the low-end include a standard CW capable light source (BF9C). A higher-end module will add power tuning capability, lower RIN and improved temperature range (BF15); the flagship product will offer highly integrated BF18 with even lower RIN and "super wide" tunability. These new product introductions primarily target a wide range of communication and sensing applications, including coherent communication, laser interferometry, LIDAR wind detection, long distance fiber, fiber array sensing and acoustic sensing.

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On January 22, 2018, the Company appointed Don Listwin to the Board of Directors, replacing Todd DeBonis who served on the Board since April 2015. Listwin has over 30 years of technology investing and management experience, highlighted by a decade at Cisco Systems, where he served as executive vice president. During his tenure at Cisco, he built several multibillion-dollar lines of business, including the company’s Service Provider line of business that underpins much of today’s global Internet infrastructure. More recently, Listwin served as chief executive officer of both Sana Security and Openwave Systems.

On January 29, 2018, the Company announced the launch of its Optical Interposer Platform, which facilitates the copackaging of electronics and optics in a single Multi-Chip Module (MCM). Based on its previously announced Dielectric Waveguide technology, POET’s Optical Interposer may provide the ability to run electrical and optical interconnections side-by-side on the same interposer chip at a micrometer scale. The Optical Interposer represents an integral part of POET’s hybrid integrated Optical Engine and leverages the manufacturing processes and unique capabilities of its dielectric waveguides.

On January 30, 2018, the Company successfully demonstrated a high frequency waveguide integrated PIN Photodiode targeting 100G and 400G data center applications. The PIN Photodetector successfully demonstrated a 3dB optical bandwidth of 37GHz, which is a typical requirement for achieving 50GBaud data rates. The achieved native bandwidths are more than capable of supporting the requirements of a 100G Receive Optical Engine (4 lanes at 25Gb/s each), and they can be extended to support 200G/400G Optical Engines. Unlike more conventional top-entry PIN photodiodes, the Corporation utilizes an evanescently- coupled twin waveguide structure with integrated spot-size converters that is compatible with its recently announced Optical Interposer Platform and is designed to operate in the wavelength range from 1310nm to 1550nm.

On March 5, 2018, the Corporation announced that it had entered into a memorandum of understanding (MOU) with Accelink Technologies Co., Ltd. ("Accelink") with respect to a preferred co-development partnership that outlines terms for mutual cooperation between the Corporation and Accelink for developing, qualifying and selling a family of transceiver products based on the Corporation's Optical Interposer Platform. The MOU seeks to rapidly commercialize a series of advanced multichannel (100/400G) transmit and receive devices for the datacom markets and low-cost single channel (10/25G) products for telecom applications.

On March 21, 2018, the Company completed a brokered "bought deal" public offering of 25,090,700 units at a price of $0.425 (CAD$0.55) per unit for gross proceeds of $10,663,548 (CAD$13,799,885). Each unit consists of one common share and one-half common share purchase warrant. Each whole warrant entitles the holder to purchase one common share of the Company at a price of $0.58 (CAD$0.75) per share until March 21, 2020.

On March 28, 2018, the Company announced the appointment of Peter Charbonneau to its Board of Directors. Charbonneau was a general partner at Skypoint Capital Corporation for almost 15 years, where he was jointly responsible for the placement of $100 million of capital in early-stage telecommunications and data communication companies. Charbonneau currently serves on the board of directors at Mitel Networks, a leading global provider of cloud and on-site business communications and collaboration solutions, and Teradici Corporation, the creator of PCoIP protocol technology and Cloud Access Software. He previously served as Chairman of the Board of Trustees for the CBC Pension Board and a director on the board of the Canadian Broadcasting Corporation as well as many technology and networking companies, including March Networks Corporation, TELUS Corporation, Breconridge Corporation and Dragonwave Incorporated.

On April 9, 2018, the Company announced a master collaboration agreement with SilTerra, a Malaysia-based semiconductor wafer foundry, for the co-development of certain fabrication processes and the manufacturing of POET’s Optical Interposer Platform. The partnership is expected to accelerate the path to commercial production of the Optical Interposer, which will enable Optical Engines for single-mode transceiver modules and other high bandwidth devices.

On June 21, 2018, the Company announced the Company has executed an agreement for the co-development of transmit device solutions with Almae Technologies SAS ("Almae"), a France-based manufacturer of advanced photonic products. The purpose of the agreement is to jointly develop, manufacture and sell a series of laser modules based on the POET Optical Interposer platform into high-speed data communication applications. The companies will collaborate on designs of lasers and modulators to be compatible with POET’s Optical Interposer and to provide foundry services for both epitaxial supply and device fabrication.

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PLAN OF DISTRIBUTION

The Corporation may sell Securities to or through underwriters or dealers designated by the Corporation from time to time and may also sell Securities directly to purchasers pursuant to applicable statutory exemptions or through agents.

Underwriters, dealers or agents with respect to the Securities sold to or through underwriters, dealers or agents will be named in the Prospectus Supplement relating to that particular offering of Securities. The Prospectus Supplement relating to a particular offering of Securities will also set forth the terms of the offering of the Securities including, to the extent applicable, any fees, discounts or other remuneration payable to the underwriters, dealers or agents in connection with the offering, the method of distribution of the Securities, the issue price (in the event the offering is a fixed price distribution), the manner of determining the issue price(s) (in the event the offering is a non-fixed price distribution), the proceeds that the Corporation will receive and any other material terms of the plan of distribution.

Securities may be sold from time to time in one or more transactions at a fixed price or prices or at non-fixed prices. If offered on a non-fixed price basis, Securities may be offered at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices to be negotiated with purchasers at the time of sale, which prices may vary as between purchasers and during the period of distribution of the Securities. Without limiting the generality of the foregoing, the Corporation may also issue some or all of the Securities offered by this short form Prospectus in exchange for securities or assets of other entities which the Corporation may acquire in the future.

The offering of Securities under this Prospectus will be made only in Canada and to residents thereof. The Securities have not been, and will not be, registered under the U.S. Securities Act, or any state securities laws, and may not be offered, sold or delivered within the United States or to U.S. persons unless registered under the U.S. Securities Act and applicable state securities laws or an exemption therefrom is available. If specified in the applicable Prospectus Supplement, the Corporation or the underwriters, dealers or agents in an offering of Securities will be entitled to offer and sell those debt securities to accredited investors or qualified institutional buyers, as applicable, in the United States provided such offers and sales are made pursuant to an exemption from the registration requirements under the U.S. Securities Act and in compliance with applicable state securities laws. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the Securities in the United States. Terms used in this paragraph have the meanings given to them by Regulation S under the U.S. Securities Act.

Any offering of Securities other than Common Shares will be a new issue of securities with no established trading market. Unless otherwise specified in the applicable Prospectus Supplement, the Securities will not be listed on any securities exchange. Unless otherwise specified in the applicable Prospectus Supplement, there is no market through which the Securities other than Common Shares may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus or any Prospectus Supplement. This may affect the pricing of the Securities in the secondary market (if any), the transparency and availability of trading prices, the liquidity of the Securities, and the extent of issuer regulation. A prospective investor should be aware that the purchase of Securities may have tax consequences both in Canada and the United States. Prospective investors should read the tax discussion, if any, in the applicable Prospectus Supplement and consult with an independent tax advisor. See "Risk Factors".

Underwriters, dealers or agents who participate in the distribution of Securities under this short form Prospectus may be entitled under agreements to be entered into with the Corporation to indemnification by the Corporation against certain liabilities, including liabilities under securities legislation, or contribution with respect to payments which the underwriters, dealers or agents may be required to make in respect thereof. The underwriters, dealers or agents may be customers of, engage in transactions with, or perform services for, the Corporation in the ordinary course of business.

Subject to applicable securities legislation and except as set out in a Prospectus Supplement relating to a particular offering of Securities, in connection with any offering of Securities under this short form Prospectus, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. These transactions, if commenced, may be discontinued at any time.

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USE OF PROCEEDS

Unless otherwise indicated in a Prospectus Supplement relating to a particular offering of Securities, the net proceeds to be received by the Corporation from the issue and sale from time to time of the Securities will be added to the general funds of the Corporation to be used to for capital expansion, further product development, potential business or intellectual property acquisitions, working capital and general corporate purposes. The Corporation does not have any agreements or commitments for any specific acquisitions at this time.

DESCRIPTION OF SHARE CAPITAL

The authorized capital of the Corporation consists of an unlimited number of Common Shares, without par value, of which there are 288,082,303 Common Shares issued and outstanding as of the date hereof, and one special voting share, of which there are nil special voting shares issued and outstanding as of the date hereof.

On November 2, 2016, the Corporation completed a public offering of 34,800,000 units of the Corporation with each unit comprised of one Common Share and one Warrant, at a price of CAD$0.36 per unit, for aggregate gross proceeds of CAD$12,528,000 million (the "November 2016 Offering"). Of the 34,800,000 Warrants issued pursuant to the November 2016 Offering (the "November 2016 Warrants"), 32,199,500 remain outstanding as of the date of this prospectus. Each outstanding November 2016 Warrant is exercisable by the holder thereof to acquire one additional Common Share at a price of CAD$0.52 per Common Share, subject to adjustment in certain circumstances, until November 2, 2021. The issuance of the November 2016 Warrants was registered in the United States pursuant to the Corporation’s Registration Statement on Form F-10 (File No. 333-213422) and covered by the prospectus supplement dated October 28, 2016 filed as part thereof. The Registration Statement (as defined below) registers, and this Prospectus as filed as part of the Registration Statement covers, the issuance of the Common Shares upon exercise of the November 2016 Warrants under the United States Securities Act of 1933, as amended, in accordance with the multi-jurisdictional disclosure system adopted by the SEC. This Prospectus does not qualify the distribution of the Common Shares issuable upon exercise of the November 2016 Warrants in any of the provinces or territories of Canada.

On March 21, 2018, the Corporation completed a public offering of 25,090,700 units of the Corporation with each unit comprised of one Common Share and one-half of one Warrant, at a price of CAD$0.55 per unit, for aggregate gross proceeds of CAD$13,799,885 (the "March 2018 Offering"). Each of the 12,545,350 whole Warrants issued pursuant to the March 2018 Offering (the "March 2018 Warrants") is exercisable by the holder thereof to acquire one additional Common Share at a price of CAD$0.75, subject to adjustment in certain circumstances, until March 21, 2020. The Corporation also issued 1,505,350 broker units at a price of CAD$0.55 per broker unit, which, if exercised, will result in the issuance of an additional 752,721 March 2018 Warrants with equivalent terms. The March 2018 Warrants are governed by a warrant indenture dated March 21, 2018 between the Corporation and TSX Trust Company, as warrant agent.

Further information regarding the November 2016 Warrants and the March 2018 Warrants can be found in the prospectus supplements of the Corporation dated October 28, 2016 and March 14, 2018, respectively, which are available electronically in Canada through SEDAR at www.sedar.com or in the United States through EDGAR at the website of the SEC at www.sec.gov.

As a result of the foregoing issuances, the Corporation has issued and outstanding 46,250,292 Warrants to purchase Common Shares at a weighted average exercise price of CAD$0.58 per Common Share.

In addition, the Corporation has issued and outstanding 44,268,729 options to acquire Common Shares at a weighted average exercise price of CAD$0.71 per Common Share and a weighted average remaining contractual life of 6.82 years, of which 20,104,668 options to acquire Common Shares with a weighted average exercise price of CAD$0.95 per Common Share have vested as of the date hereof.

Holders of Common Shares are entitled to one vote per Common Share at meetings of shareholders, to receive such dividends as may be declared by the board of directors of the Corporation (the "Board of Directors") and to receive the residual property and assets of the Corporation upon dissolution or winding-up. The Common Shares are not subject to any future call of assessment and there are no pre-emptive, conversion or redemption rights attached to such shares.

The Corporation has not declared or paid any dividends on its Common Shares since the date of its incorporation. The Corporation’s policy is to retain its earnings, if any, for the financing of future growth and development of its business and does not expect to pay dividends or to make any other distributions in the near future. The Board of Directors will review this policy from time to time having regard to the Corporation’s financing requirements, financial condition and other factors considered to be relevant.

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EARNINGS COVERAGE RATIO

This Prospectus, together with an applicable Prospectus Supplement, qualifies the issuance of Debt Securities. The Corporation has no long-term debt as of the date hereof and had no long-term debt as of December 31, 2017 and June, 2018. Though the Corporation has no long-term debt to service, the Corporation also has limited financial resources and negative cash flow. As a result of the foregoing, the earnings coverage ratios for the year ended December 31, 2017 and the twelve-month period ended June 30, 2018 are less than one-to-one. Earnings coverage is calculated by dividing an entity’s profit or loss by its borrowing costs and dividend obligations.

The ability of the Corporation to satisfy any payment obligations under Debt Securities that may be issued pursuant to a Prospectus Supplement, other than the conversion or payment of interest in Common Shares, as the case may be, will be dependent on its ability to generate cash flows or its ability to raise additional financing. See "Risk Factors – Risks Related to the Securities – Credit Risk".

DESCRIPTION OF DEBT SECURITIES

The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities in respect of which a Prospectus Supplement will be filed. The particular terms and provisions of the Debt Securities offered by any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the Prospectus Supplement filed in respect of such Debt Securities.

Debt Securities may be offered separately or in combination with one or more other Securities. The Corporation may, from time to time, issue debt securities and incur additional indebtedness other than through the issue of Debt Securities pursuant to this short form Prospectus.

Debt securities will be issued under one or more indentures (each, a "Debt Indenture"), in each case between the Corporation and an appropriately qualified entity authorized to carry on business as a trustee (each, a "Trustee"). The description below is not exhaustive and is subject to, and qualified in its entirety by reference to, the detailed provisions of the applicable Debt Indenture. Accordingly, reference should also be made to the applicable Debt Indenture, a copy of which will be filed by the Corporation with applicable provincial securities commissions or similar regulatory authorities in Canada after it has been entered into and before the issue of any Debt Securities thereunder and a copy of the form of which will be filed with the SEC as an exhibit to the Registration Statement, and will be available electronically on SEDAR under the Corporation's profile which can be accessed at www.sedar.com

The following description sets forth certain general terms and provisions of the Debt Securities and is not intended to be complete. The particular terms and provisions of the Debt Securities and a description of how the general terms and provisions described below may apply to the Debt Securities will be included in the applicable Prospectus Supplement. The following description is subject to supplement in a Prospectus Supplement and the detailed provisions of any Debt Indenture.

General

The Debt Securities may be issued from time to time in one or more series. The Corporation may specify a maximum aggregate principal amount for the Debt Securities of any series and, unless otherwise provided in the applicable Prospectus Supplement, a series of Debt Securities may be reopened for issuance of additional Debt Securities of such series.

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Any Prospectus Supplement for Debt Securities supplementing this short form Prospectus will contain the specific terms and other information with respect to the Debt Securities being offered thereby, including:

•	the designation, aggregate principal amount and authorized denominations of such Debt Securities;

•	any limit upon the aggregate principal amount of such Debt Securities;

•	the currency or currency units for which such Debt Securities may be purchased and the currency or currency units in which the principal and any interest is payable (in either case, if other than Canadian dollars);

•	the issue price (at par, at a discount or at a premium) of such Debt Securities;

•	the date or dates on which such Debt Securities will be issued and delivered;

•	the date or dates on which such Debt Securities will mature, including any provision for the extension of a maturity date, or the method of determination of such date(s);

•	the rate or rates per annum (either fixed or floating, respectively) at which such Debt Securities will bear interest (if any) and, if floating, the method of determination of such rate;

•	the date or dates from which any such interest will accrue and on which such interest will be payable and the record date or dates for the payment of such interest, or the method of determination of such date(s);

•	if applicable, the provisions for subordination of such Debt Securities to other indebtedness of the Corporation;

•	any redemption term or terms under which such Debt Securities may be defeased whether at or prior to maturity;

•	any repayment or sinking fund provisions;

•	any events of default applicable to such Debt Securities;

•	whether such Debt Securities are to be issued in registered form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

•	any exchange or conversion terms and any provisions for the adjustment thereof;

•	if applicable, the ability of the Corporation to satisfy all or a portion of any redemption of such Debt Securities, any payment of any interest on such Debt Securities or any repayment of the principal owing upon the maturity of such Debt Securities through the issuance of securities of the Corporation or of any other entity, and any restriction(s) on the persons to whom such securities may be issued; and

•	any other specific terms or covenants applicable to such Debt Securities.

The Corporation reserves the right to include in a Prospectus Supplement specific terms pertaining to the Debt Securities which are not within the options and parameters set forth in this short form Prospectus. In addition, to the extent that any particular terms of the Debt Securities described in a Prospectus Supplement differ from any of the terms described in this short form Prospectus, the description of such terms set forth in this short form Prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such Prospectus Supplement with respect to such Debt Securities.

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Unless otherwise specified in a Prospectus Supplement, the Debt Securities will be direct unsecured obligations of the Corporation and will rank pari passu (except as to sinking funds) with all other unsubordinated and unsecured indebtedness of the Corporation, including other debt securities issued under the Debt Indenture.

DESCRIPTION OF CONVERTIBLE SECURITIES

This description sets forth certain general terms and provisions that could apply to any Convertible Securities that the Corporation may issue pursuant to this Prospectus. The Corporation will provide particular terms and provisions of a series of Convertible Securities, and a description of how the general terms and provisions described below may apply to that series, in a Prospectus Supplement.

The Convertible Securities will be convertible or exchangeable into Common Shares and/or other Securities. The Convertible Securities convertible or exchangeable into Common Shares and/or other Securities may be offered separately or together with other Securities, as the case may be. The applicable Prospectus Supplement will include details of the agreement, indenture or other instrument to which such Convertible Securities will be created and issued. The following sets forth the general terms and provisions of such Convertible Securities under this Prospectus.

The particular terms of each issue of such Convertible Securities will be described in the related Prospectus Supplement. This description will include, where applicable: (i) the number of such Convertible Securities offered; (ii) the price at which such Convertible Securities will be offered; (iii) the procedures for the conversion or exchange of such Convertible Securities into or for Common Shares and/or other Securities; (iv) the number of Common Shares and/or other Securities that may be issued upon the conversion or exchange of such Convertible Securities; (v) the period or periods during which any conversion or exchange may or must occur; (vi) the designation and terms of any other Convertible Securities with which such Convertible Securities will be offered, if any; (vii) the gross proceeds from the sale of such Convertible Securities; and (viii) any other material terms and conditions of such Convertible Securities.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

The Corporation may issue Subscription Receipts, independently or together with other securities. Subscription Receipts will be issued under one or more subscription receipt agreements.

A Subscription Receipt is a security of the Corporation that will entitle the holder to receive one or more Common Share or a combination of Common Shares and Warrants, upon the completion of a transaction, typically an acquisition by the Corporation of the assets or securities of another entity. After the offering of Subscription Receipts, the subscription proceeds for the Subscription Receipts are held in escrow by the designated escrow agent, pending the completion of the transaction. Holders of Subscription Receipts will not have any rights of shareholders of the Corporation. Holders of Subscription Receipts are only entitled to receive Common Shares or Warrants or a combination thereof upon the surrender of their Subscription Receipts to the escrow agent or to a return of the subscription price for the Subscription Receipts together with any payments in lieu of interest or other income earned on the subscription proceeds.

Selected provisions of the Subscription Receipts and the subscription receipt agreements are summarized below. This summary is not complete. The statements made in this Prospectus relating to any subscription receipt agreement and Subscription Receipts to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable subscription receipt agreement.

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The Prospectus Supplement will set forth the following terms relating to the Subscription Receipts being offered:

•	the designation of the Subscription Receipts;

•	the aggregate number of Subscription Receipts offered and the offering price;

•	the terms, conditions and procedures for which the holders of Subscription Receipts will become entitled to receive Common Shares or Warrants or a combination thereof;

•	the number of Common Shares or Warrants or a combination thereof that may be obtained upon the conversion of each Subscription Receipt and the period or periods during which any conversion must occur;

•	the designation and terms of any other securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each security;

•	the gross proceeds from the sale of such Subscription Receipts, including (if applicable) the terms applicable to the gross proceeds from the sale of such Subscription Receipts, plus any interest earned thereon;

•	the material income tax consequences of owning, holding and disposing of such Subscription Receipts;

•	whether such Subscription Receipts will be listed on any securities exchange;

•	any terms, procedures and limitations relating to the transferability, exchange or conversion of the Subscription Receipts; and

•	any other material terms and conditions of the Subscription Receipts.

DESCRIPTION OF WARRANTS

This section describes the general terms that will apply to any Warrants for the purchase of Common Shares (the "Equity Warrants") or for the purchase of Debt Securities (the "Debt Warrants").

Warrants may be offered separately or together with other Securities, as the case may be. Each series of Warrants may be issued under a separate warrant indenture or warrant agency agreement to be entered into between the Corporation and one or more banks or trust companies acting as Warrant agent or may be issued as stand-alone contracts. The applicable Prospectus Supplement will include details of the Warrant agreements governing the Warrants being offered. The Warrant agent is expected to act solely as the agent of the Corporation and will not assume a relationship of agency with any holders of Warrant certificates or beneficial owners of Warrants. The following sets forth certain general terms and provisions of the Warrants offered under this short form base shelf prospectus. The specific terms of the Warrants, and the extent to which the general terms described in this section apply to those Warrants, will be set forth in the applicable Prospectus Supplement. A copy of any warrant indenture or any warrant agency agreement relating to an offering of Warrants will be filed with applicable provincial securities commissions or similar regulatory authorities in Canada after it has been entered into and before the issue of any Warrants thereunder, and will be available electronically on SEDAR under our profile which can be accessed at www.sedar.com.

Equity Warrants

The particular terms of each issue of Equity Warrants will be described in the related Prospectus Supplement. This description will include, where applicable:

•	the designation and aggregate number of the Equity Warrants;

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•	the price at which the Equity Warrants will be offered;

•	the currency or currencies in which the Equity Warrants will be offered;

•	the date on which the right to exercise the Equity Warrants will commence and the date on which the right will expire;

•	the class and/or number of Common Shares that may be purchased upon exercise of each Equity Warrant and the price at which and currency or currencies in which the Common Shares may be purchased upon exercise of each Equity Warrant;

•	the terms of any provisions allowing for adjustment in (i) the class and/or number of Common Shares or other securities or property that may be purchased, or (ii) the exercise price per Common Share;

•	whether the Corporation will issue fractional shares;

•	the designation and terms of any Securities with which the Equity Warrants will be offered, if any, and the number of the Equity Warrants that will be offered with each security;

•	the date or dates, if any, on or after which the Equity Warrants and the related Securities will be transferable separately;

•	whether the Equity Warrants will be subject to redemption and, if so, the terms of such redemption provisions;

•	whether the Corporation has applied to list the Equity Warrants and/or the related Common Shares on a stock exchange; and

•	any other material terms or conditions of the Equity Warrants.

Debt Warrants

The particular terms of each issue of Debt Warrants will be described in the related Prospectus Supplement. This description will include, where applicable:

•	the designation and aggregate number of Debt Warrants;

•	the price at which the Debt Warrants will be offered;

•	the currency or currencies in which the Debt Warrants will be offered;

•	the designation and terms of any Securities with which the Debt Warrants are being offered, if any, and the number of the Debt Warrants that will be offered with each security;

•	the date or dates, if any, on or after which the Debt Warrants and the related Securities will be transferable separately;

•	the principal amount of Debt Securities that may be purchased upon exercise of each Debt Warrant and the price at which and currency or currencies in which that principal amount of Debt Securities may be purchased upon exercise of each Debt Warrant;

•	the date on which the right to exercise the Debt Warrants will commence and the date on which the right will expire;

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•	the minimum or maximum amount of Debt Warrants that may be exercised at any one time;

•	whether the Debt Warrants will be subject to redemption, and, if so, the terms of such redemption provisions; and

•	any other material terms or conditions of the Debt Warrants.

DESCRIPTION OF RIGHTS

The Corporation may issue Rights to its shareholders for the purchase of Debt Securities, Common Shares or other Securities. These Rights may be issued independently or together with any other Security offered hereby and may or may not be transferable by the shareholder receiving the Rights in such offering. In connection with any offering of such Rights, the Corporation may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any Securities remaining unsubscribed for after such offering.

Each series of Rights will be issued under a separate rights agreement which the Corporation will enter into with a bank or trust company, as rights agent, all as set forth in the applicable Prospectus Supplement. The rights agent will act solely as the Corporation’s agent in connection with the certificates relating to the Rights and will not assume any obligation or relationship of agency or trust with any holders of Rights certificates or beneficial owners of Rights.

The applicable Prospectus Supplement will describe the specific terms of any offering of Rights for which this Prospectus is being delivered, including the following:

•	the date of determining the shareholders entitled to the Rights distribution;

•	the number of Rights issued or to be issued to each shareholder;

•	the exercise price payable for each share of Debt Securities, Common Shares or other Securities upon the exercise of the Rights;

•	the number and terms of the shares of Debt Securities, Common Shares or other Securities which may be purchased per each Right;

•	the extent to which the Rights are transferable;

•	the date on which the holder’s ability to exercise the Rights shall commence, and the date on which the Rights shall expire;

•	the extent to which the Rights may include an over-subscription privilege with respect to unsubscribed Securities;

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by the Corporation in connection with the offering of such Rights; and

•	any other terms of the Rights, including the terms, procedures, conditions and limitations relating to the exchange and exercise of the Rights.

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DESCRIPTION OF UNITS

The Corporation may issue Units comprised of one or more of the other Securities described herein in any combination. The Prospectus Supplement relating to the particular Units offered thereby will describe the terms of such Units and, as applicable, the terms of such other Securities.

Each Unit is expected to be issued so that the holder of the Unit is also the holder of each Security included in the Unit. Thus, the holder of a Unit is expected to have the rights and obligations of a holder of each included Security. The Unit agreement under which a Unit is issued, as the case may be, may provide that the Securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable Prospectus Supplement may describe:

•	the designation and terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units; and

•	any other material terms and conditions of the Units.

The preceding description and any description of Units in an applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the Unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such Units.

PRIOR SALES

During the twelve-month period prior to the date of this Prospectus, the Corporation issued the following Common Shares (all prices in CAD$):

Date	CAD$ per Common Share	Number of Common Shares	Date	CAD$ per Common Share	Number of Common Shares
February 22, 2018	$0.28	281,250	February 22, 2018	$0.44	40,000
March 6, 2018	$0.52	160,000	March 7, 2018	$0.44	26,000
March 7, 2018	$0.52	1,320,000	March 8, 2018	$0.52	370,000
March 12, 2018	$0.52	500,000	March 15, 2018	$0.52	250,000
March 21, 2018	$0.55	25,090,700	April 30, 2018	$0.52	500
September 10, 2018	$0.30	25,000	-	-	-

MARKET FOR SECURITIES

The Common Shares are listed on the TSXV under the symbol "PTK". The following table sets forth information relating to the trading and quotation of the Common Shares on the TSXV (in CAD$) for the months indicated.

Period	High (CAD$)	Low (CAD$)	Volume
October 2017	$0.365	$0.28	4,978,570
November 2017	$0.295	$0.225	5,814,255
December 2017	$0.27	$0.21	5,689,995
January 2018	$0.40	$0.19	9,359,290
February 2018	$0.64	$0.22	33,884,153
March 2018	$0.79	$0.465	31,406,462
April 2018	$0.55	$0.37	11,609,274
May 2018	$0.40	$0.295	6,779,896
June 2018	$0.44	$0.27	12,229,136
July 2018	$0.34	$0.23	8,311,478
August 2018	$0.36	$0.24	7,141,700
September 2018	$0.44	$0.30	6,090,800
October 1 – 12, 2018	$0.40	$0.315	2,160,000

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RISK FACTORS

An investment in the Securities offered hereby involves a high degree of risk and should be regarded as speculative due to the nature of the business. POET has incurred losses since inception and expects to incur further losses in the foreseeable future.

In addition to the other information contained in this Prospectus, reference is made to the section entitled "Risk Factors" in the AIF which is incorporated herein by reference. Any one or more of such risk factors could materially affect the Corporation’s future operating results and could cause actual events to differ materially from those described in forward-looking statements relating to the Corporation.

Risks Related to the Offering

Loss of Entire Investment

An investment in the Securities of the Corporation is speculative and may result in the loss of an investor’s entire investment. Only potential investors who are experienced in high risk investments and who can afford to lose their entire investment should consider an investment in the Corporation.

Allocation of proceeds

POET has discretion in the use of the net proceeds from the offering of Securities. The Corporation currently intends to allocate the net proceeds expected to be received from the offering of Securities as described under "Use of Proceeds" of this Prospectus or any Prospectus Supplement. However, the Corporation's management will have discretion in the actual application of the net proceeds, and POET may elect to allocate proceeds differently from that described in "Use of Proceeds" if POET believes it would be in POET's best interests to do so. The failure by the Corporation's management to apply these funds effectively could have a material adverse effect on its business.

Negative cash flows from operations

The Corporation currently generates negative cash flows from operations, due to the expenses incurred developing its technologies and developing manufacturing infrastructure. Further, POET has not yet commercialized its Optical Interposer platform.

Risks Related To Common Shares

Listing of the Common Shares

The listing of POET's Common Shares on the TSXV and the quotation for trading on OTCQX is conditional upon its ability to maintain the applicable minimum requirements for listing and quotation, as applicable, of the TSXV and OTCQX. There can be no assurance that there will be sufficient liquidity of the Common Shares or that the Corporation will continue to meet the listing and quotation requirements of the TSXV and OTCQX, respectively, or achieve listing on any other public securities exchange.

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The TSXV may also consider the delisting of the Common Shares if, in its opinion, it appears the Corporation is in serious financial difficulty, if there is significant doubt regarding its ability to continue as a going concern or the Corporation otherwise fails to meet the continued listing requirements thereof. In such circumstances, the TSXV may place POET under a delisting review that could lead to the delisting of its Common Shares from the TSXV.

If the Common Shares are delisted from the TSXV, they may be eligible for listing on a substitute exchange, such as the Canadian Securities Exchange, however in the event that POET is not able to maintain a listing for the Common Shares on the TSXV or a substitute exchange, it may be extremely difficult or impossible for shareholders to sell their Common Shares in Canada. Moreover, if POET is delisted from the TSXV, but obtains a substitute listing for the Common Shares, the Common Shares may have less liquidity and more price volatility than experienced on the TSXV. Shareholders may not be able to sell their Common Shares on any such substitute exchange in the quantities, at the times, or at the prices that could potentially be available on a more liquid trading market. As a result of these factors, if the Common Shares are delisted from the TSXV, the price of the Common Shares may decline and the Corporation’s ability to obtain financing in the future could be materially impaired.

Trading price fluctuations

The trading price of the Common Shares has been and may continue to fluctuate significantly and shareholders may have difficulty reselling their Common Shares.

During the last 12 months, the Common Shares have traded as low as CAD$0.19 and as high as CAD$0.79 on the TSXV. The Common Shares are also quoted on the OTCQX, a U.S. based over-the-counter trading facility. In addition to volatility associated with over-the-counter securities in general, the value of your investment could decline due to the impact of any of the following or other factors upon the market price of the Common Shares:

•	changes in the demand for semiconductors;

•	announcements of new products, partnerships or technological collaborations and announcements of the results of further actions in respect of any products, partnerships or collaborations, including termination of same;

•	innovations by the Corporation or competitors;

•	development in patent or other proprietary rights;

•	disappointing results from the Corporation’s marketing and sales efforts;

•	the results of technology and product development testing by the Corporation, its partners or its competitors;

•	failure to meet the Corporation’s revenue or profit goals or operating budget;

•	decline in demand for the Common Shares;

•	number of shares available for trading (float);

•	acquisitions and dispositions completed by the Corporation;

•	downward revisions in securities analysts’ estimates or changes in general market conditions;

•	lack of funding generated for operations;

•	short selling, manipulation of the Common shares and prohibited trades;

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•	rumours and collusion;

•	litigation;

•	investor perception of the Corporation’s industry or its business prospects;

•	government regulations; and

•	general economic trends.

In addition, stock markets have experienced extreme price and volume fluctuations and the market prices of securities have been highly volatile. These fluctuations are often unrelated to operating performance and may adversely affect the market price of the Common Shares.

Further, shareholders may experience dilution of their shareholdings due to the exercise of outstanding Warrants or Convertible Securities that may be issued.

Dilution of existing shareholders

The constating documents of the Corporation authorize the issuance of an unlimited number of Common Shares. The Board of Directors has the authority to issue additional Common Shares to provide additional financing in the future and the issuance of any such Common Shares may result in a reduction of the book value (on a per share basis) or market price of the outstanding Common Shares. If POET does issue any such additional Common Shares, such issuance may also cause a reduction in the proportionate ownership and voting power of all other shareholders. Further, any such issuances could result in a change of control.

Capital-raising constraints

A decline in the price of the Common Shares could result in a reduction in the liquidity of the Common Shares and a reduction in the Corporation’s ability to raise additional capital for its operations. Because POET’s operations to date have been principally financed through the sale of equity securities, a decline in the price of the Common Shares could have an adverse effect upon the liquidity of the Common Shares and POET’s continued operations. A reduction in POET’s ability to raise equity capital in the future would have a material adverse effect upon the Corporation’s business plan and operations, including its ability to continue its current operations. If the price for the Common Shares declines, the Corporation may not be able to raise additional capital or generate funds from operations sufficient to meet its obligations.

No payment of dividends

The Corporation has never declared nor paid any dividends on the Common Shares. The Corporation intends, for the foreseeable future, to retain future earnings, if any, to finance development activities. The payment of future dividends, if any, will be reviewed periodically by the Board of Directors and will depend upon, among other things, conditions then existing including earnings, financial conditions, cash on hand, development and growth, and other factors that the Board of Directors may consider appropriate in the circumstances.

Risks Related to the Securities

Unlisted Securities

The Securities (other than the Common Shares) may not be listed and there may not be an established trading market for those Securities. Investors may be unable to sell the Securities at the prices desired or at all. There is no existing trading market for the Debt Securities, Convertible Securities, Subscription Receipts, Warrants, Rights or Units. As a result, there can be no assurance that a liquid market will develop or be maintained for those Securities, or that an investor will be able to sell any of those Securities at a particular time (if at all). The Corporation may not list the Debt Securities, Convertible Securities, Subscription Receipts, Warrants, Rights or Units on any Canadian or other securities exchange, and the Common Shares may be delisted or suspended. The liquidity of the trading market in those Securities, and the market price quoted for those securities, may be adversely affected by, among other things:

•	changes in the overall market for those Securities;

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•	changes in the Corporation’s financial performance or prospects;

•	changes or perceived changes in the Corporation’s creditworthiness;

•	the prospects for companies in the industry generally;

•	the number of holders of those Securities;

•	the interest of securities dealers in making a market for those Securities; and

•	prevailing interest rates.

Unsecured Debt Securities

The Debt Securities may be unsecured debt of the Corporation and, if so, will rank equally in right of payment with all other existing and future unsecured debt of the Corporation. Unless collateralized or guaranteed, the Debt Securities will be effectively subordinated to all existing and future secured debt of the Corporation to the extent of the assets securing such debt. If the Corporation is involved in any bankruptcy, dissolution, liquidation or reorganization, the secured debt holders would, to the extent of the value of the assets securing the secured debt, be paid before the holders of unsecured debt securities, including if applicable, the Debt Securities. In that event, a holder of Debt Securities may not be able to recover any principal or interest due to it under the Debt Securities.

Subordination to subsidiary indebtedness

The Corporation conducts its operations through subsidiaries and to the extent any such subsidiary has or incurs indebtedness with a third party, the holders of the Debt Securities will, unless the Debt Securities are guaranteed by the Corporation's subsidiaries or collateralized in some other way, be effectively subordinated to the claims of the holders of such third party indebtedness, including in the event of liquidation or upon a realization of the assets of any such subsidiary.

Credit Risk

The likelihood that purchasers of Debt Securities will receive payments owing to them under the terms of the Debt Securities will depend on the financial health of the Corporation and its creditworthiness. The Corporation has limited financial resources and negative flow from its operations. The ability of the Corporation to satisfy its payment obligations under the Debt Securities, other than the conversion or payment of interest in Common Shares, as the case may be, will be dependent on its ability to generate cash flows or its ability to raise additional financing.

Tax Risk

Prospective investors should be aware that the purchase of Securities may have tax consequences both in Canada and the United States. Prospectus investors should read the tax discussion, if any, in the applicable Prospectus Supplement and consult with an independent tax advisor.

Inability to enforce actions

The Corporation is incorporated under the laws of the Province of Ontario. Some of the directors and officers of the Corporation, reside principally in Canada. Because all or a substantial portion of the assets of the Corporation and the\ assets of these persons are located outside of the United States, it may not be possible for investors to effect service of process within the United States upon the Corporation or those persons. Furthermore, it may not be possible to enforce in the United States, judgments obtained in U.S. courts based upon the civil liability provisions of the U.S. federal securities laws or other laws of the United States. There is doubt as to the enforceability, in original actions in Canadian courts, of liabilities based upon U.S. federal securities laws and as to the enforceability in Canadian courts of judgments of U.S. courts obtained in actions based upon the civil liability provisions of the U.S. federal securities laws. Therefore, it may not be possible to enforce those actions against the Corporation and certain of the directors and officers.

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CERTAIN INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement will describe certain material Canadian federal income tax consequences to an investor who is a non-resident of Canada acquiring any Debt Securities offered thereunder, including whether payments of principal, premium, if any, and interest on Debt Securities will be subject to Canadian non-resident withholding tax. The applicable Prospectus Supplement may also describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of any of the Securities offered thereunder by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code of 1986, as amended), including, to the extent applicable, such consequences relating to Debt Securities payable in a currency other than the U.S. dollar, issued at an original issue discount for U.S. federal income tax purposes or containing early redemption provisions or other special items. Investors should read the tax discussion in any Prospectus Supplement with respect to a particular offering and consult their own tax advisors with respect to their own particular circumstances.

ENFORCEABILITY OF CIVIL LIABILITIES

The Corporation is a corporation incorporated under and governed by the OBCA. Some of the directors and officers of the Corporation, and some of the experts named in this Prospectus, are residents of Canada or otherwise reside outside Canada and all or a substantial portion of their assets are located outside Canada. The Corporation has appointed an agent for service of process in Canada, but it may be difficult for holders of Securities who reside in Canada to effect service within Canada upon those directors who are not residents of Canada. It may also be difficult for holders of Debt Securities who reside in Canada to realize in Canada upon judgments of courts of Canada predicated upon the Corporation’s civil liability and the civil liability of the directors and officers of the Corporation under applicable securities laws.

The Corporation filed with the SEC, concurrently with the Registration Statement, an appointment of agent for service of process on Form FX. Under the Form F-X, the Corporation appointed CT Corporation System, with an address at 111 Eighth Avenue, New York, NY 10011 USA, as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Corporation in a United States court, arising out of or related to or concerning the offering of Securities under this Prospectus.

Each of Messrs. David E. Lazovsky, Jean-Louis Malinge, Suresh Venkatesan, Mohandas Warrior and Don Listwin are directors of the Corporation who reside outside of Canada and have appointed the following agent as their agent for service of process:

Name of Person	Name and Address of Agent
David E. Lazovsky	Bennett Jones LLP
Jean-Louis Malinge	3400 One First Canadian Place,
Suresh Venkatesan	PO Box 130,
Mohandas Warrior	Toronto, ON
Don Listwin	M5X 1A4

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Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.

LEGAL MATTERS

Unless otherwise specified in the Prospectus Supplement relating to the Securities, certain legal matters relating to Canadian law in connection with the offering of Securities will be passed upon on behalf of POET by Bennett Jones LLP and certain legal matters relating to United States law in connection with the offering of Securities will be passed upon on behalf of POET by Katten Muchin Rosenman LLP. In addition, certain legal matters in connection with any offering of Securities will be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents.

AUDITORS, TRANSFER AGENT AND REGISTRAR

POET's auditors are Marcum LLP, City Place II, 185 Asylum Street, 17th Floor, Hartford, Connecticut 06103.

The transfer agent and registrar of the Common Shares is TSX Trust Company Services Inc., 200 University Avenue, Suite 300, Toronto, Ontario M5H 4H1. The transfer agent and registrar for the outstanding Warrants is Capital Transfer Agency, Suite 401, 121 Richmond Street West, Toronto, Ontario, M5H 2K1.

INTERESTS OF EXPERTS

Marcum LLP has prepared the auditor’s report with respect to the Corporation’s annual financial statements for the year ended December 31, 2017, which is incorporated by reference into this Prospectus. Marcum LLP has advised that they are independent in accordance with and within the meaning of the applicable rules and related interpretations prescribed by the relevant professional bodies in Canada and the rules and standards of the United States Public Company Accounting Oversight Board and the securities laws and regulations administered by the SEC.

As of the date hereof the partners and associates of Bennett Jones LLP own, beneficially, directly or indirectly, less than 1% of any securities of the Corporation or any associate or affiliate of the Corporation.

PURCHASERS' STATUTORY RIGHTS

Securities legislation in certain of the provinces of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a Prospectus and any amendment. In several of the provinces, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revisions of the price or damages if the Prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission, revisions of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province for the particulars of these rights or consult with a legal adviser.

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PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

INDEMNIFICATION

Section 136 of the Ontario Business Corporations Act and Section 6 of the Amended and Restated By-Law No. 1 of the Corporation (the “Bylaws”) (as amended) provide for indemnification of directors and officers of the Corporation.

Section 136 of the Ontario Business Corporations Act provides as follows:

Indemnification

136. (1) A corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity. 2006, c. 34, Sched. B, s. 26.

Advance of costs

(2) A corporation may advance money to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in subsection (1), but the individual shall repay the money if the individual does not fulfil the conditions set out in subsection (3). 2006, c. 34, Sched. B, s. 26.

Limitation

(3) A corporation shall not indemnify an individual under subsection (1) unless the individual acted honestly and in good faith with a view to the best interests of the corporation or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the corporation’s request. 2006, c. 34, Sched. B, s. 26.

Same

(4) In addition to the conditions set out in subsection (3), if the matter is a criminal or administrative action or proceeding that is enforced by a monetary penalty, the corporation shall not indemnify an individual under subsection (1) unless the individual had reasonable grounds for believing that the individual’s conduct was lawful. 2006, c. 34, Sched. B, s. 26.

Derivative actions

(4.1) A corporation may, with the approval of a court, indemnify an individual referred to in subsection (1), or advance moneys under subsection (2), in respect of an action by or on behalf of the corporation or other entity to obtain a judgment in its favour, to which the individual is made a party because of the individual’s association with the corporation or other entity as described in subsection (1), against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfils the conditions set out in subsection (3). 2006, c. 34, Sched. B, s. 26.

Right to indemnity

(4.2) Despite subsection (1), an individual referred to in that subsection is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defence of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the corporation or other entity as described in subsection (1), if the individual seeking an indemnity,

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(a) was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and

(b) fulfils the conditions set out in subsections (3) and (4). 2006, c. 34, Sched. B, s. 26.

Insurance

(4.3) A corporation may purchase and maintain insurance for the benefit of an individual referred to in subsection (1) against any liability incurred by the individual,

(a) in the individual’s capacity as a director or officer of the corporation; or

(b) in the individual’s capacity as a director or officer, or a similar capacity, of another entity, if the individual acts or acted in that capacity at the corporation’s request. 2006, c. 34, Sched. B, s. 26.

Application to court

(5) A corporation or a person referred to in subsection (1) may apply to the court for an order approving an indemnity under this section and the court may so order and make any further order it thinks fit. R.S.O. 1990, c. B.16, s. 136 (5).

Idem

(6) Upon an application under subsection (5), the court may order notice to be given to any interested person and such person is entitled to appear and be heard in person or by counsel. R.S.O. 1990, c. B.16, s. 136 (6).

Section Amendments with date in force (d/m/y)

Section 6 of the Bylaws contains the following provisions with respect to indemnification of the Corporation’s directors and officers with respect to certain insurance maintained by the Corporation with respect to its indemnification obligations:

6. PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

6.1	Indemnification of Directors and Officers. The Corporation shall indemnify a director or officer, a former director or officer or a person who acts or acted at the Corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, and the heirs and legal representatives of such a person to the fullest extent permitted by the Act.

6.2	Insurance. The Corporation may purchase and maintain insurance for the benefit of any person referred to in section 6.1 to the extent permitted by the Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Corporation pursuant to the foregoing provisions, the Corporation has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

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EXHIBITS

The following exhibits have been filed as part of the Registration Statement:

Exhibit Number	Description

4.1	Annual Information Form for the year ended December 31, 2017, on Form 20-F filed with the Commission on April 30, 2018, as amended on Form 20-F/A filed with the Commission on May 18, 2018 (File No. 000-55135).

4.2*	Management Information Circular, dated May 7, 2018, relating to the annual meeting of the Corporation’s shareholders held on July 21, 2018.

4.3	Consolidated Audited Financial Statements for the years ended December 31, 2017, 2016, and 2015, together with the auditors' report thereon (incorporated by reference to the Corporation’s Annual Report on Form 20-F/A filed with the Commission on May 18, 2018 (File No. 000-55135)).

4.4*	Management’s Discussion and Analysis for the year ended December 31, 2017 (as amended).

4.5	Interim consolidated financial statements for the six months ended June 30, 2018 (incorporated by reference to Exhibit 99.1 to the Corporation’s Report on Form 6-K furnished to the Commission on August 15, 2018 (File No. 000-55135)).

4.6	Management’s Discussion and Analysis for the six months ended June 30, 2018 (incorporated by reference to Exhibit 99.2 to the Corporation’s Report on Form 6-K filed furnished to the Commission on August 15, 2018 (File No. 000-55135)).

4.7	Material Change Report dated March 21, 2018 concerning the entering into an underwriting agreement with Cormack Securities Inc. on March 12, 2018 and the closing of a “bought deal” offering of units of the Corporation (incorporated by reference to Exhibit 99.1 to the Corporation’s Report on Form 6-K furnished to the Commission on March 21, 2018 (File No. 000-55135)).

4.8	Material Change Report dated April 6, 2018 concerning the addition of Peter Charbonneau as a director of the Corporation and member of the Audit Committee (incorporated by reference to Exhibit 99.1 to the Corporation’s Report on Form 6-K furnished to the Commission on March 28, 2018 (File No. 000-55135)).

5.1*	Consent of Marcum LLP, independent registered public accounting firm.

6.1*	Power of Attorney (contained on the signature page of this Registration Statement).

7.1	Form of Indenture (incorporated by reference to Exhibit 7.1 to the Corporation’s F-10/A filed with the Commission on October 3, 2016 (File No. 333-213422).

______________________

*Filed herewith

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PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking

The Corporation undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Registration Statement on Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process

(a) Concurrent with the filing of the Registration Statement on Form F-10, the Corporation is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.

(b) Any change to the name or address of the agent for service of the Corporation shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Corporation certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on October 17, 2018.

POET Technologies Inc.

By:	/s/ Suresh Venkatesan
Name: Suresh Venkatesan
Title: Chief Executive Officer

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POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Suresh Venkatesan, Chief Executive Officer of POET Technologies Inc. and Thomas Mika, Chief Financial Officer of POET Technologies Inc., or either of them, his or her true and lawful attorneys-in-fact and agents, each of whom may act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents or any of them or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 17, 2018.

Signature	Title

/s/ Suresh Venkatesan	Chief Executive Officer and Director
Suresh Venkatesan	(Principal Executive Officer)

/s/ Thomas Mika	Chief Financial Officer
Thomas Mika	(Principal Financial Officer and Principal Accounting Officer)

/s/ David E. Lazovsky	Chairman of the Board of Directors
David E. Lazovsky

/s/ John O’Donnell	Director
John O’Donnell

/s/ Chris Tsiofas	Director
Chris Tsiofas

/s/ Jean-Louis Malinge	Director
Jean-Louis Malinge

/s/ Don Listwin	Director
Don Listwin

/s/ Mohandas Warrior	Director
Mohandas Warrior

/s/ Peter Charbonneau	Director
Peter Charbonneau

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of POET Technologies Inc. in the United States, on October 17, 2018.

POET Technologies Inc.

By:	/s/ Suresh Venkatesan
Name: Suresh Venkatesan
Title: Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description

4.1	Annual Information Form for the year ended December 31, 2017, on Form 20-F filed with the Commission on April 30, 2018, as amended on Form 20-F/A filed with the Commission on May 18, 2018 (File No. 000-55135).

4.2*	Management Information Circular, dated May 7, 2018, relating to the annual meeting of the Corporation’s shareholders held on July 21, 2018.

4.3	Consolidated Audited Financial Statements for the years ended December 31, 2017, 2016, and 2015, together with the auditors' report thereon (incorporated by reference to the Corporation’s Annual Report on Form 20-F/A filed with the Commission on May 18, 2018 (File No. 000-55135)).

4.4*	Management’s Discussion and Analysis for the year ended December 31, 2017 (as amended).

4.5	Interim consolidated financial statements for the six months ended June 30, 2018 (incorporated by reference to Exhibit 99.1 to the Corporation’s Report on Form 6-K furnished to the Commission on August 15, 2018 (File No. 000-55135)).

4.6	Management’s Discussion and Analysis for the six months ended June 30, 2018 (incorporated by reference to Exhibit 99.2 to the Corporation’s Report on Form 6-K filed furnished to the Commission on August 15, 2018 (File No. 000-55135)).

4.7	Material Change Report dated March 21, 2018 concerning the entering into an underwriting agreement with Cormack Securities Inc. on March 12, 2018 and the closing of a “bought deal” offering of units of the Corporation (incorporated by reference to Exhibit 99.1 to the Corporation’s Report on Form 6-K furnished to the Commission on March 21, 2018 (File No. 000-55135)).

4.8	Material Change Report dated April 6, 2018 concerning the addition of Peter Charbonneau as a director of the Corporation and member of the Audit Committee (incorporated by reference to Exhibit 99.1 to the Corporation’s Report on Form 6-K furnished to the Commission on March 28, 2018 (File No. 000-55135)).

5.1*	Consent of Marcum LLP, independent registered public accounting firm.

6.1*	Power of Attorney (contained on the signature page of this Registration Statement).

7.1	Form of Indenture (incorporated by reference to Exhibit 7.1 to the Corporation’s F-10/A filed with the Commission on October 3, 2016 (File No. 333-213422).

 ______________________

*Filed herewith

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